Exhibit 10.11

                             REIMBURSEMENT AGREEMENT
                             -----------------------


     THIS REIMBURSEMENT AGREEMENT (the "Agreement"), dated as of March 24, 2004, is between Atlantic Realty Trust, a Maryland real estate investment trust (the "Trust"), and Arthur H. Goldberg, a trustee of the Trust, (the "Member").

          WHEREAS, the United States Internal Revenue Service (the "IRS") is in the process of auditing certain of the income tax returns of the Trust (the "Trust Audit"); and

          WHEREAS,  the  Member,  a trustee of the Trust,   was   previously  a
trustee and/or officer of RPS Realty Trust ("RPS"), a predecessor-in-interest to the Trust; and

          WHEREAS,  RPS  was   previously   audited   by  the  IRS  (the    "RPS
Audit") in proceedings that ultimately resulted in a very favorable settlement for RPS and the Trust; and

          WHEREAS, several allegations have been made in the Trust Audit proceedings that were previously asserted in the RPS Audit proceedings and ultimately proved unfounded; and

          WHEREAS, in the event the Trust Audit does not produce the desired results the IRS examining agent is attempting to achieve or ultimately results in a favorable outcome for the Trust as was achieved in the RPS Audit, such examining agent may proceed to conduct or cause to be conducted audits of the personal taxes of each of the joint trustees and/or officers of RPS and the Trust, including the Member (each such audit, a "Member Audit"); and

          WHEREAS, while the Member may be entitled to indemnification relating to claims, actions or proceedings against the Member solely for his actions as a trustee of the Trust pursuant to the Trust's Declaration of Trust, Bylaws and/or Maryland law and is covered by director and officer insurance, he believes that this Agreement is desirable to augment such protection in light of the fact that it may be difficult or impossible to prove that the initiation of an audit of his personal taxes is directly connected to (i) his position as a trustee of the Trust, (ii) the RPS Audit or (iii) the Trust Audit; and

          WHEREAS, the Board of Trustees of the Trust believes that the Member should be indemnified for certain expenses incurred by him in connection with any Member Audit and that in the event the Member is unable to link such audit to (i) his position as an trustee of the Trust, (ii) the RPS Audit or (iii) the Trust Audit, he should still, in good faith, be entitled to compensation for his incurrence of such expenses pursuant a contractual obligation of the Trust;

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Reimbursement; Procedure for Reimbursement. (a) The Trust shall reimburse the Member for all reasonable fees and expenses, including, without limitation, the reasonable fees and expenses of accountants and legal counsel (collectively, "Expenses"), incurred in connection



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with any  Member  Audit in an amount not to exceed  $50,000  (the  "Fiscal  Year
Maximum Amount") for each fiscal year during the term of this Agreement. Notwithstanding anything to the contrary herein, in the event a Member Audit is conducted and it shall be proven that the Member failed to properly file such Member's taxes, the Trust shall not be required to reimburse the Member for any
(i) amounts of federal, New York State or New York City income taxes found by the auditors to be delinquent, due or owing, (ii) interest associated with the failure of the Member to make the payments set forth in subsection (i) of this section on or prior to the date on which such payment was due or (iii) penalties associated with (x) the Member's failure to properly file the Member's taxes,
(y) the  Member's  failure  to make  any tax  payment  on time or (z)  otherwise
incurred  in   connection   with  the  foregoing   subsections   (i)  and  (ii).
Notwithstanding anything to the contrary herein, Member Audits shall only include audits of any Member with respect to tax years commencing on or after January 1, 2000 and ending no later than one year following the final settlement, termination, dismissal or other conclusion of the Trust Audit (each a "Tax Year").

     (b) The Member shall provide to the Trust a written request for reimbursement (the "Reimbursement Request") and a statement setting forth the derivation of the Expenses for which the Member is requesting reimbursement (the "Reimbursement Invoice"). Upon receipt by the Trust of the Reimbursement Request and the Reimbursement Invoice, the Trust shall reimburse the Member for all Expenses set forth in the Reimbursement Request up to the Maximum Amount, within thirty (30) days of receipt thereof; provided, however, such Expense amounts shall not be paid to the extent such amounts are contested in good faith by the Trust ("Contested Amounts"). Any Contested Amounts shall be settled promptly by the Member and the Trust. For purposes of this Agreement, the "Maximum Amount" shall be the lesser of (i) the amount of the Reimbursement Request and (ii) an amount equal to (a) the number of years this Agreement has been in effect multiplied by (b) the Fiscal Year Maximum Amount minus (c) any amount previously paid to the Member under any previous Reimbursement Request.

     2. Term. This Agreement shall be effective as of the date first above written and shall continue in existence until the earlier of (i) three years following the filing of any tax return relating to the final Tax Year to which the Agreement is applicable, unless a Member Audit has been initiated in which case, until the final settlement, termination, dismissal or other conclusion of all Member Audits for each of the Tax Years and (ii) termination by mutual agreement of the parties hereto set forth in writing and signed by the parties hereto or their successors and assigns.

     3. Modification. This Agreement may not be amended or modified except by a written instrument duly executed by the Trust and the Member.

     4. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings, agreements or representations by or between the parties.

     5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns, provided however that neither party shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of other party.

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     6. Counterparts.  This Agreement may be executed in multiple  counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same document.

     7. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     8. Governing Law. This Agreement shall be governed by and construed under the laws of the state of New York, without regard to conflict of laws principles.




                               [Signature Page Follows]


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                              ATLANTIC REALTY TRUST


                              By:   /s/ Edwin R. Frankel
                                    -----------------------
                                    Name:  Edwin R. Frankel
                                    Title: Executive Vice President
                                           Chief Financial Officer


                              ARTHUR H. GOLDBERG


                              /s/ Arthur H. Goldberg
                              ----------------------